EXHIBIT 99.1

Quanex Building Products Corporation Declares Quarterly Dividend

HOUSTON, Dec. 5, 2013 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) a leading manufacturer of fenestration products for the global window and door industry, today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share on the company's common stock, payable December 27, 2013, to shareholders of record on December 16, 2013.

For additional information, please visit www.quanex.com

CONTACT: Financial Contact:
         Martin Ketelaar, 713-877-5402;

         Media Contact:
         Valerie Calvert, 713-877-5305